UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022
Commission File Number: 1-35335

Groupon, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-0903295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 W Chicago Avenue	60654
Suite 400	(Zip Code)
Chicago
Illinois	(312)	334-1579
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
    240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
    240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GRPN	NASDAQ Global Select Market

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 406 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter)
Emerging growth company     ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed, following its annual meeting of stockholders on June 15, 2022 (the “2022 Annual Meeting”), Groupon, Inc. (the “Company”), pursuant to the cooperation agreement (the “Cooperation Agreement”) with Pale Fire Capital SE (“PFC”), Dusan Senkypl and Jan Barta (collectively, “Pale Fire”), increased the size of the Company’s Board of Directors (the “Board”) to nine (9) directors and appointed Dusan Senkypl to the Board.
Dusan Senkypl, age 46, has served as a Partner of PFC, a private equity investment group that invests in ecommerce companies both in Europe and worldwide, since January 2017, where he also served as a director from November 2019 to April 2021, and has served as Chairman of the Board since April 2021. As a Partner in PFC, Mr. Senkypl oversaw PFC’s investments in Aukro s.r.o., the largest Czech online marketplace, where he has served as a director since 2019, Favi online s.r.o., a premiere furniture marketplace, and Rouvy, SE, a global indoor cycling app competing with Zwift Inc., where he has served as Chairman of the Board since 2021. Prior to joining PFC, Mr. Senkypl served as founder and CEO of NetBrokers Holding (“NBH”), which became the largest insurance and finance marketplace in the Czech Republic and Slovakia, from 2014 to December 2018, when it was sold to German media company, Bauer Media Group. Prior to NBH, Mr. Senkypl co-founded and operated multiple ecommerce projects, including ePojisteni.cz, an insurance technology company, where he served as CEO and a director, from 2009 until February 2019. Mr. Senkypl earned his Master’s Degrees in Math and Information Science from Masaryk's University, Brno, Czech Republic.
Mr. Senkypl will receive compensation consistent with the Company’s compensation program for non-employee directors, as described in the Company’s proxy statement, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 27, 2022.
Other than as described in Item 1.01 of the Company’s Form 8-K filed with the SEC on June 13, 2022, and the Cooperation Agreement, there are no arrangements or understandings between Mr. Senkypl or any other persons pursuant to which Mr. Senkypl was named a director of the Company. Neither Mr. Senkypl or his immediate family members have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Stockholders on June 15, 2022. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.
Election of Directors
Groupon's eight director nominees were elected to the Board and will serve as directors until Groupon's next annual meeting of stockholders or until their respective successors are elected and qualified. The directors were elected with the following vote:

	For	Withheld	Broker Non-Vote
Kedar Deshpande	14,180,220	254,814	5,592,778
Peter Barris	12,124,422	2,310,612	5,592,778
Robert Bass	12,724,068	1,710,966	5,592,778
Eric Lefkofsky	14,196,772	238,262	5,592,778
Theodore Leonsis	13,286,827	1,148,207	5,592,778
Valerie Mosley	13,441,206	993,828	5,592,778
Helen Vaid	13,288,195	1,146,839	5,592,778
Deborah Wahl	13,467,771	967,263	5,592,778

Ratification of Independent Registered Public Accounting Firm for Fiscal Year 2022
The appointment of Deloitte & Touche LLP as Groupon’s independent registered public accounting firm for the 2022 fiscal year was ratified with the following vote:

For	Against	Abstentions
19,981,501	33,825	12,486
Advisory Approval of Groupon's Named Executive Officer Compensation
A proposal to conduct an advisory non-binding resolution approving the compensation of Groupon’s named executive officers, as disclosed in the proxy statement, was approved with the following vote:

For	Against	Abstentions	Broker Non-Votes
10,494,887	3,287,946	652,201	5,592,778
Amendment and Restatement of the Groupon, Inc. 2011 Incentive Plan
A proposal to approve the amendment and restatement of the Groupon, Inc. 2011 Incentive Plan, as amended, to, among other items, increase the number of authorized shares thereunder, was approved with the following vote:

For	Against	Abstentions	Broker Non-Votes
11,474,851	2,923,177	37,006	5,592,778
Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits:
Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.
Date: June 17, 2022
By: /s/ Damien Schmitz Name: Damien Schmitz Title: Interim Chief Financial Officer